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                                                         Filed under Rule 424(b)(3), Registration Statement No. 333-65750 (Revised)
                                     Pricing Supplement No. 38 - dated Monday, March 25 2002 (To: Prospectus Dated August 22, 2001)
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            Selling
             Price                                                             1st       1st
  CUSIP      (% of    Gross       Net       Coupon    Coupon      Maturity    Coupon    Coupon  Survivor's  Product  Moody's  S&P
  Number     par)  Concession   Proceeds     Rate    Frequency      Date       Date     Amount    Option    Ranking  Rating  Rating
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
06050WAR6  100.000%  1.000%  $8,649,630.00  5.200%  semi-annual  03/15/2007 09/15/2002  $24.12     yes       Senior     Aa2    A+
                                                                                                           Unsecured
                                                                                                              Notes

Redemption Information: Non-Callable
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC   Agents: A.G. Edwards & Sons, Inc.,
Charles Schwab & Co., Edward D. Jones & Co., L.P., Merrill Lynch & Co., Morgan Stanley, Prudential Securities,
Salomon Smith Barney Inc., UBS PaineWebber
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06050XEX7  100.000%  1.500%  $4,409,845.00  6.000%    monthly    03/15/2012 04/15/2002   $2.83     yes    Subordinated  Aa3    A
                                                                                                            Unsecured
                                                                                                              Notes

Redemption Information: Non-Callable
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC   Agents: A.G. Edwards & Sons, Inc.,
Charles Schwab & Co., Edward D. Jones & Co., L.P., Merrill Lynch & Co., Morgan Stanley, Prudential Securities,
Salomon Smith Barney Inc., UBS PaineWebber
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06050XEY5  100.000%  2.000% $10,310,580.00  6.500%    monthly    03/15/2017 04/15/2002   $3.07     yes    Subordinated  Aa3    A
                                                                                                            Unsecured
                                                                                                              Notes

Redemption Information: Callable at 100.000% on 3/15/2005 and every coupon date thereafter.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC   Agents: A.G. Edwards & Sons, Inc.,
Charles Schwab & Co., Edward D. Jones & Co., L.P., Merrill Lynch & Co., Morgan Stanley, Prudential Securities,
Salomon Smith Barney Inc., UBS PaineWebber
The Bank of America InterNotes will be subject to redemption at the option of Bank of America, in whole on the interest payment date occurring any time on or after 03/15/2005 at a redemption price equal to 100% of the principal amount of the Bank of America
InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the noteholder and the trustee, as described in the Prospectus.
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06050XEZ2  100.000%  2.500%  $3,866,850.00  6.700%  semi-annual  03/15/2022 09/15/2002  $31.08     yes    Subordinated  Aa3    A
                                                                                                            Unsecured
                                                                                                              Notes

Redemption Information: Callable at 100.000% on 3/15/2006 and every coupon date thereafter.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC   Agents: A.G. Edwards & Sons, Inc.,
Charles Schwab & Co., Edward D. Jones & Co., L.P., Merrill Lynch & Co., Morgan Stanley, Prudential Securities,
Salomon Smith Barney Inc., UBS PaineWebber
The Bank of America InterNotes will be subject to redemption at the option of Bank of America, in whole on the interest payment date occurring any time on or after 03/15/2006 at a redemption price equal to 100% of the principal amount of the Bank of America
InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the noteholder and the trustee, as described in the Prospectus.
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06050XFA6  100.000%  2.500% $28,291,575.00  6.900%  semi-annual  03/15/2027 09/15/2002  $32.01     yes    Subordinated  Aa3    A
                                                                                                            Unsecured
                                                                                                              Notes

Redemption Information: Callable at 100.000% on 3/15/2007 and every coupon date thereafter.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC   Agents: A.G. Edwards & Sons, Inc.,
Charles Schwab & Co., Edward D. Jones & Co., L.P., Merrill Lynch & Co., Morgan Stanley, Prudential Securities,
Salomon Smith Barney Inc., UBS PaineWebber
The Bank of America InterNotes will be subject to redemption at the option of Bank of America, in whole on the interest payment date occurring any time on or after 03/15/2007 at a redemption price equal to 100% of the principal amount of the Bank of America
InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the noteholder and the trustee, as described in the Prospectus.
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[Bank of America Logo]         Trade Date: Monday, March 25, 2002 @ 12:00 PM ET                                    Bank of America
                               Settle Date: Thursday, March 28, 2002                                $5,000,000,000 Bank of America
Bank of America                Minimum Denomination/Increments: 1 Note/1 Note                                           InterNotes
100 North Tryon Street         All trades settle flat and clear SDFS: DTC Book Entry only               Prospectus dated 22-Aug-01
Charlotte, NC 28255            DTC Number 0262 via BNY Clearing Services, LLC

                               If the maturity date or an interest payment date for any note is not a business day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

                               InterNotes(sm) is the service mark of INCAPITAL, LLC. All Rights Reserved.
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